Exhibit n 1 b

MAINSTAY FUNDS TRUST	MULTIPLE CLASS PLAN
PURSUANT TO RULE 18f-3

EXHIBIT A

(as of March 30, 2010)

Fund Name	Investor Class	Class A	Class B	Class C	Class I	Class R1	Class R2	Class R3	Sweep Shares
130/30 Core Fund	•	•	•	•	•	•	•	•
130/30 Growth Fund	•	•	•	•	•	•	•	•
130/30 International Fund	•	•	•	•	•	•	•	•
Cash Reserves Fund	•	•	•	•	•	•	•	•	•
Conservative Allocation Fund	•	•	•	•	•	•	•	•
Epoch Global Choice Fund	•	•	•	•	•	•	•	•
Epoch Global Equity Yield Fund	•	•	•	•	•	•	•	•
Epoch International Small Cap Fund	•	•	•	•	•	•	•	•
Epoch U.S. All Cap Fund	•	•	•	•	•	•	•	•
Epoch U.S. Equity Fund	•	•	•	•	•	•	•	•
Floating Rate Fund	•	•	•	•	•	•	•	•
Growth Allocation Fund	•	•	•	•	•	•	•	•
Growth Equity Fund	•	•	•	•	•	•	•	•
High Yield Municipal Bond Fund	•	•	•	•	•	•	•	•
High Yield Opportunities Fund	•	•	•	•	•	•	•	•
ICAP Equity Fund	•	•		•	•	•	•	•
ICAP Global Fund	•	•		•	•	•	•	•
ICAP International Fund	•	•		•	•	•	•	•
ICAP Select Equity Fund	•	•	•	•	•	•	•	•
Indexed Bond Fund	•	•	•	•	•	•	•	•
Intermediate Term Bond Fund	•	•	•	•	•	•	•	•
Moderate Allocation Fund	•	•	•	•	•	•	•	•
Moderate Growth Allocation Fund	•	•	•	•	•	•	•	•
S&P 500 Index Fund	•	•	•	•	•	•	•	•
Short Term Bond Fund	•	•	•	•	•	•	•	•
Retirement 2010 Fund	•	•	•	•	•	•	•	•
Retirement 2020 Fund	•	•	•	•	•	•	•	•
Retirement 2030 Fund	•	•	•	•	•	•	•	•

Fund Name	Investor Class	Class A	Class B	Class C	Class I	Class R1	Class R2	Class R3	Sweep Shares
Retirement 2040 Fund	•	•	•	•	•	•	•	•
Retirement 2050 Fund	•	•	•	•	•	•	•	•